Exhibit 10.5

Bombax Healthcare Acquisition Corporation

221 Henderson Road

#01-05 Henderson Road

Singapore 159557

Ladies and Gentlemen:

Bombax Healthcare Acquisition Corporation (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned, namely Bombax Capital Partners Limited and Be Expert Limited, hereby commit that they will each purchase 2,275,000 warrants and 1,225,000 warrants of the Company, respectively (“Private Warrants”) at a price of $1.00 per Private Warrant for a purchase price of $2,275,000 and $1,225,000 respectively (collectively, the “Private Warrant Purchase Price”). Each whole Private Warrant entitles its holder to purchase one Class A ordinary share of the Company (“Ordinary Share”).

Bombax Capital Partners Limited and Be Expert Limited hereby agree that they will each purchase an additional amount of warrants of the Company (“Over-Allotment Warrants”), up to a maximum of 195,000 Over-Allotment Warrants and 105,000 Over-Allotment Warrants, respectively, or a maximum purchase price of $195,000 and $105,000 respectively (collectively, the “Over-Allotment Warrant Purchase Price”, together with the Private Warrant Purchase Price, the “Purchase Price”), in the event JonesTrading Institutional Services LLC (“JonesTrading”) exercises its over-allotment option, such that the amount held in the trust account (as described in the Registration Statement) does not fall below $10.20 per share for each share of Ordinary Share sold in the IPO.

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the Private Warrant Purchase Price to be delivered to Loeb & Loeb LLP (“Loeb”), counsel for the Company, by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Warrants shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Warrants shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO. Simultaneously with the consummation of the IPO, Loeb shall deposit the Private Warrant Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter, the Private Warrant Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Company, and the undersigned acknowledges and agrees that Loeb is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Warrants and Loeb’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Private Warrant Purchase Price as described above. Loeb shall not be liable to the Company, JonesTrading or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Loeb has acted in a manner constituting gross negligence or willful misconduct. The Company and the undersigned shall indemnify Loeb against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Loeb may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Warrants and Over-Allotment Warrants will be identical to the units to be sold by the Company in the IPO. Additionally, each of the undersigned agrees:

●	to vote the shares of Ordinary Share underlying the Private Warrants and Over-Allotment Warrants in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of Ordinary Share sold in the IPO if the Company does not complete an initial Business Combination within 12 months (or up to 24 months if the Company chooses to extend such period) from the closing of the IPO, unless the Company provides the holders of shares of Ordinary Share sold in the IPO with the opportunity to redeem shares of Ordinary Share upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of Ordinary Share sold in the IPO;

●	not to convert any shares of Ordinary Share underlying the Private Warrants and Over-Allotment Warrants into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Certificate of Incorporation, and not to tender the Private Warrants and Over-Allotment Warrants in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Warrants and Over-Allotment Warrants (but will participate in liquidation distributions with respect to any units or shares of Ordinary Share purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Warrants, Over-Allotment Warrants and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the Company’s pre-IPO shareholders, or to the Company’s officers, directors, advisors and employees, (ii) transfers to the undersigned’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (vii) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Warrants were originally purchased or (viii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause viii) where the transferee agrees to the terms of the transfer restrictions; and

●	the Private Warrants and Over-Allotment Warrants will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

Each of the undersigned acknowledges and agrees that the purchaser of the Private Warrants and Over-Allotment Warrants will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

Each of the undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Warrants and Over-Allotment Warrants have not been registered under the Securities Act;

(b)	it will be acquiring the Private Warrants and Over-Allotment Warrants for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Warrants and Over-Allotment Warrants in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between each of the undersigned and the Company with respect to the purchase of the Private Warrants and Over-Allotment Warrants, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

Bombax Capital Partners Limited

By:
Name:	Tak Cheung Yam
Title:	Director

Be Expert Limited

By:
Name:
Title:

Accepted and Agreed:

Bombax Healthcare Acquisition Corporation

By:
	Name:	Gary Chan
	Title:	Chief Executive Officer

Exhibit A

Wire Instructions

Bank Name:	Citigroup Private Bank
Bank Address:	153 East 53rd Street
New York, NY 10022
Account Name:	Loeb & Loeb LLP – Trust Account
Account Number:	24576266
Routing/ABA Number (Domestic Wires):	021000089
Swift Code (Foreign Wire):	CITIUS33
Note:	Bombax Healthcare Acquisition Corporation –237989-10001

A-1